                       Consent of Independent Accountants


                                                                    Exhibit 23.1


We consent to the incorporation by reference in Registration Statement Form S-8 (No. 333-88475) pertaining to the Amended and Restated 1990 Stock Option Plan, Form S-8 (No. 333-39309) pertaining to the Non-Qualified Stock Options, and Form S-8 (No. 333-14145) pertaining to the 1990 Stock Option Plan, 1994 Non-Employee Director Stock Option Plan and Non-Qualified Stock Options all of Toreador Royalty Corporation of our report dated March 3, 2000, with respect to the consolidated financial statements of Toreador Royalty Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



Ernst & Young LLP

March 21, 2000